================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             COMPTEK RESEARCH INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             COMPTEK RESEARCH INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:________

     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________

     (4) Proposed maximum aggregate value of transaction:_______________________

     (5) Total fee paid:________________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________________________________

     (2) Form, Schedule or Registration Statement No.:__________________________

     (3) Filing Party:__________________________________________________________

     (4) Date Filed:____________________________________________________________
================================================================================

                         [COMPTEK RESEARCH INC. LOGO]


                                                                  June 26, 1995

Dear Fellow Shareowner:

     The Annual Meeting of Comptek Research, Inc., to be held July 28, 1995, at Comptek Research, Inc., 2732 Transit Road, Buffalo, New York, will present an opportunity for you to meet Comptek's management team and to become more acquainted with the business activities of your company. Your attendance will, as well, give us an opportunity to meet with you, and to hear your views and concerns. We hope that you will be able to attend.

     The Annual Meeting itself will begin promptly at 10:30 a.m. So that we can make appropriate arrangements, please let us know that you are coming by checking the appropriate box at the top of your proxy vote card, or calling 716-677-4070, Ext. 517.

     I look forward to seeing you.

                                            Sincerely,

                                            /s/ John R. Cummings

                                            John R. Cummings
                                            Chairman, President, and
                                            Chief Executive Officer

                         [COMPTEK RESEARCH INC. LOGO]

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 28, 1995

To the Shareholders:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Comptek Research, Inc. (the "Company") will be held at the offices of the Company, 2732 Transit Road, Buffalo, New York, on Friday, July 28, 1995, at 10:30 a.m., local time, for the following purposes:

     1. To elect three Class I directors for a term of two years and until their successors shall have been elected and qualified.

     2. To approve amendments to the 1992 Equity Incentive Plan.

     3. To ratify the selection by the Board of Directors of KPMG Peat Marwick as the Company's independent auditors for the current fiscal year.

     4. To transact such other business as may properly come before the meeting.

     The close of business on June 9, 1995, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting.

                                            By order of the Board of Directors,

                                            CHRISTOPHER A. HEAD, Secretary

June 26, 1995

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                         [COMPTEK RESEARCH INC. LOGO]


                               2732 TRANSIT ROAD
                            BUFFALO, NEW YORK 14224
                                 (716) 677-4070

                                ---------------

                                PROXY STATEMENT

                                ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 JULY 28, 1995

                                ---------------

                                    GENERAL

     This Proxy Statement and accompanying form of proxy have been mailed on or about June 26, 1995, to the shareholders of record on June 9, 1995, of COMPTEK RESEARCH, INC., a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Friday, July 28, 1995 (the "Annual Meeting"), and at any adjournment or adjournments thereof.

     Shares represented by an effective proxy in the accompanying form, unless contrary instructions are specified in the proxy, will be voted FOR each of the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders. Any proxy may be revoked at any time before it is voted. A shareholder may revoke his proxy by executing another proxy at a later date, by notifying the Secretary of the Company in writing of his revocation, or by attending and voting at the Annual Meeting. Revocation is effective only upon receipt of notice by the Secretary.

     The Company will bear the cost of soliciting proxies by the Board of Directors. The Board of Directors may use the services of the Company's executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. In addition, the Company will request brokers, nominees and others to forward proxy materials to their principals and to obtain authority to execute proxies. The Company will reimburse such brokers, nominees and others for their reasonable out-of-pocket and clerical expenses incurred by them in so doing.

     The securities entitled to vote at the Annual Meeting are shares of common stock, par value $.02 per share, of the Company. Each share is entitled to one vote. The close of business on June 9, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At that date, 4,413,364 shares of common stock were outstanding.

     With respect to the election of each of the Class I directors, a shareholder may either vote for a nominee named herein, or withhold authority to vote for such nominee. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of a nominee. Broker non-votes will be counted as being present or represented at the meeting, but will not have an effect on the outcome of the vote for the election of directors. Accordingly, withholding an affirmative vote from a particular nominee will not prevent that person from being elected to the Board of Directors.

     With respect to the amendment of the 1992 Equity Incentive Plan (the "Equity Incentive Plan"), a shareholder may withhold authority to vote in favor of the Equity Incentive Plan (not voting) or a shareholder may vote "for," vote "against," or "abstain" from voting. The affirmative vote "for" of a majority of the shares outstanding and entitled to vote at the Annual Meeting, either in person or represented by proxy, is necessary to amend the Equity Incentive Plan. The withholding of authority to vote in favor of the Plan (not voting), a broker non-vote, and a vote to "abstain" are the equivalent of a vote "against" amendment of the Equity Incentive Plan.

                             PRINCIPAL SHAREHOLDERS

CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of June 9, 1995, with respect to the beneficial ownership of the Company's common stock by all persons or groups (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owners of more than 5% of its outstanding common stock (the only class of stock outstanding).

                                                                 AMOUNT AND
                                                                 NATURE OF
                                                                 BENEFICIAL
    NAME AND ADDRESS OF BENEFICIAL OWNER                        OWNERSHIP(1)      PERCENT
    ------------------------------------                        ------------      -------
    James D. Morgan..........................................      326,266(2)       7.4
      140 Mid County Drive
      Orchard Park, NY 14127

    Henry P. Semmelhack......................................      256,572(3)       5.8
      465 Main Street
      Buffalo, NY 14203

    John R. Cummings.........................................      308,000(4)       6.8
      2732 Transit Road
      Buffalo, NY 14224

- ---------------
(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings with the Securities and Exchange Commission. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or to direct the disposition) with respect to a security whether through any contract, arrangement, understanding, relationship or otherwise. Except as otherwise indicated, the named person has sole voting and investment power with respect to the common shares set forth opposite his name. Percentages have been calculated on the basis of 4,413,364 shares outstanding, plus, as appropriate, shares subject to options and deemed outstanding pursuant to Rule 13d-3(d)(1).

(2) Includes 1,500 shares held in the names of Mr. Morgan's children. Mr. Morgan disclaims any beneficial ownership of such shares.

(3) Amount indicated includes options to purchase 11,000 shares which are exercisable within 60 days of June 9, 1995. Also includes 122,786 shares owned by Mr. Semmelhack's wife, Tricia T. Semmelhack, as well as 7,686 shares held in trust by Tricia T. Semmelhack for the benefit of their daughter Elizabeth, and 11,300 shares held in a trust for the benefit of their son, Erik Henry Semmelhack. Mr. Semmelhack disclaims any beneficial ownership of such shares held by Mrs. Semmelhack individually or as trustee.

(4) Amount indicated includes options to purchase 90,000 shares which are exercisable within 60 days of June 9, 1995, and 40,000 shares held by Dr. Cummings' wife, Barbara Cummings.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of common shares of the Company as of June 9, 1995, by each director and nominee, each executive officer who is named in the Summary Compensation Table, and by all directors and executive officers as a group:

                                                                AMOUNT AND
                                                                NATURE OF
                                                                BENEFICIAL
    NAME OF BENEFICIAL OWNER                                   OWNERSHIP(1)       PERCENT
    ------------------------                                  --------------      -------
    Joseph A. Alutto.......................................         15,900(2)          *
    Theodore K. Bosworth...................................         10,200             *
    John R. Cummings.......................................        308,000(3)        6.8
    G. Wayne Hawk..........................................        208,138(4)        4.7
    Christopher A. Head....................................         55,179(5)        1.2
    Patrick J. Martin......................................         11,000(2)          *
    James D. Morgan........................................        326,266(6)        7.4
    Frank J. Perpiglia.....................................           None             -
    Victor A. Rice.........................................         11,000(2)          *
    John J. Sciuto.........................................         31,426(7)          *
    Henry P. Semmelhack....................................        256,572(8)        5.8
    All executive officers and directors as a group (11
      persons).............................................      1,233,681(9)       26.6

- ---------------

* less than   %

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings with the Securities and Exchange Commission. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or to direct the disposition) with respect to a security whether through any contract, arrangement, understanding, relationship or otherwise. Except as otherwise indicated, the named person has sole voting and investment power with respect to the common shares set forth opposite his name. Percentages have been calculated on the basis of 4,413,364 shares outstanding, plus, as appropriate, shares subject to options and deemed outstanding pursuant to Rule 13d-3(d)(1).

(2) Amount indicated includes options to purchase 11,000 shares which are exercisable within 60 days of June 9, 1995.

(3) Includes options to purchase 90,000 shares which are exercisable within 60 days of June 9, 1995, and 40,000 shares held by Dr. Cummings' wife, Barbara Cummings.

(4) Amount indicated includes options to purchase 11,000 shares which are exercisable within 60 days of June 9, 1995. Also includes 500 shares owned by Mr. Hawk's wife, Charline Hawk. Mr. Hawk disclaims any beneficial ownership of the shares held by his wife.

(5) Amount indicated includes options to purchase 46,030 shares which are exercisable within 60 days of June 9, 1995.

(6) Includes 2,500 shares held in the names of Mr. Morgan's children. Mr. Morgan disclaims any beneficial ownership of such shares.

(7) Amount indicated includes options to purchase 30,667 shares which are exercisable within 60 days of June 9, 1995.

(8) Amount indicated includes options to purchase 11,000 shares which are exercisable within 60 days of June 9, 1995. Also includes 122,786 shares owned by Mr. Semmelhack's wife, Tricia T. Semmelhack, as well as 7,686 shares held in trust by Tricia T. Semmelhack for the benefit of their daughter Elizabeth, and 11,300 shares held in a trust by Tricia T. Semmelhack for the benefit of their son, Erik Henry

    Semmelhack. Mr. Semmelhack disclaims any beneficial ownership of such shares held by Mrs. Semmelhack individually or as trustee.

(9) Amount includes options to purchase 221,697 shares.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

TERM OF OFFICE

     The Company's current Board is divided into two classes serving staggered two-year terms. Three directorships are designated Class I and four directorships are designated Class II. Nominees for Class I directors are for a two-year term expiring at the 1997 Annual Meeting. The current Class II directors were elected at the 1994 Annual Meeting and continue in office until the 1996 Annual Meeting.

NOMINEES FOR DIRECTOR

     Each nominee has consented to be named as a nominee and to serve if elected. No circumstances are presently known which would render any of the nominees named herein unavailable for election. In the event, however, that a nominee becomes unavailable for election, it is expected that the proxies will be voted for a substitute nominee recommended by the Board of Directors and the Nominating Committee thereof, unless the Board reduces the number of directors to be elected.

     The nominees (Messrs. Morgan, Rice, and Semmelhack) are currently serving as directors of the Company. Each of the nominees was previously elected by the shareholders.

     The principal occupation for the last five years of each nominee for election as Class I director and each of the continuing directors is listed below. Unless otherwise indicated, the information with respect to the nominees and continuing directors is as of June 1, 1995. None of the nominees nor any continuing director is related to an executive officer or to any other director.

                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS

                             TERM EXPIRING IN 1997

James D. Morgan               Mr. Morgan is Vice President and Chief Scientist and also a
  Age 58                      founder of the Company. He was a Vice President for Barrister
  Director since 1968         Information Systems Corporation from April 1982 to April 1990 and is currently serving on Barrister's Board of Directors.

Victor A. Rice                Mr. Rice has been Chairman of the Board of Directors and Chief
  Age 54                      Executive Officer of Varity Corporation since May 1980. Mr.
  Director since 1993         Rice was appointed a director of Comptek in March 1993. Mr.
                              Rice also serves as a director of Louisiana Land & Exploration
                              Company, American Precision Industries, Inc., and International
                              Murex Technologies Corp.

Henry P. Semmelhack           Mr. Semmelhack has been President, Chief Executive Officer and
  Age 58                      Chairman of the Board of Barrister Information Systems
  Director since 1968         Corporation since 1982. A founder of the Company, he served as its Chief Executive Officer until May 1983. Mr. Semmelhack is a director of Merchants Group, Inc. (insurance company).


                         CONTINUING CLASS II DIRECTORS

                        CONTINUING IN OFFICE UNTIL 1996

Joseph A. Alutto              Dr. Alutto was appointed Dean of the Max M. Fischer College of
  Age 53                      Business at Ohio State University in March 1991. Dr. Alutto
  Director since 1987         served as Dean of the School of Management at the State
                              University of New York at Buffalo from 1977 to 1990. He was a director of Rand Capital Corporation, a publicly traded venture capital firm, from April 1986 to April 1991. He also serves on the Board of Directors of United Retail Group, Inc.

John R. Cummings              Dr. Cummings was named Chairman of the Board in September 1990
  Age 62                      and was named President and CEO in October 1991. He previously
  Director since 1968         was a Vice President and Chief Scientist of the Company since its formation, and is a founder of the Company.

G. Wayne Hawk                 Mr. Hawk was Chairman and Chief Executive Officer of Acme
  Age 67                      Electric Corporation from August 1992 until his retirement in
  Director since 1977         October 1993. He was President and Chief Executive Officer from
                              August 1991 to August 1992. Prior thereto, he served as
                              President and Chief Operating Officer since April 1991, and
                              President and Chief Executive Officer from January 1987 to
                              April 1991. Mr. Hawk continues to serve as a director of Acme
                              Electric Corporation.

Patrick J. Martin             In October 1993, Dr. Martin was designated President of the
  Age 54                      Office Products Division of Xerox Corporation. From 1991 to
  Director since 1993         1993, Dr. Martin was President and General Manager of Xerox
                              Corporation's Americas Customer Operations. In 1992, Dr. Martin
                              was elected to the additional post of Corporate Vice President.
                              His career with Xerox began in 1977 and has included several different staff and operating management positions.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended March 31, 1995. During fiscal year 1995, the Company had five committees: the Finance and Audit Committee, the Compensation Committee, the Nominating Committee, the Long-Range Planning Committee, and the Acquisition Committee.

     The Finance and Audit Committee currently consists of directors Hawk, Rice, and Semmelhack. The Finance and Audit Committee met twice during the fiscal year ended March 31, 1995. The Finance and Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, and reviewing with such accountants the plan for and results of their auditing engagement.

     The Compensation Committee currently consists of directors Alutto, Martin, and Semmelhack. The Compensation Committee met two times during the fiscal year ended March 31, 1995. The Compensation Committee approves compensation arrangements for senior management and directors, and administers the Company's Equity Incentive Plan.

     The Nominating Committee consists of directors Alutto, Rice, and Semmelhack. This Committee did not meet formally during the fiscal year. Recommendations of the Nominating Committee are subject to the review and approval of the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders of the Company. The names and information supporting any such nominees should be forwarded to Christopher A. Head, Esq., Secretary, Comptek Research, Inc., 2732 Transit Road, Buffalo, NY 14224, who will submit them to the Nominating Committee for its consideration.

     The Acquisition Committee consists of directors Hawk, Martin, and Rice and did not meet during the fiscal year. The Acquisition Committee's charter is to review potential acquisitions with management for recommendations to the full Board.

     The Long-Range Planning Committee consists of directors Hawk, Martin, and Morgan and met five times during the fiscal year. The Long-Range Planning Committee functions include evaluating product and business development opportunities.

     During the fiscal year ended March 31, 1995, no incumbent director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, on which the director served which were held during such person's tenure as a director.

                        COMPENSATION AND RELATED MATTERS

COMPENSATION OF DIRECTORS

     Employee directors receive no additional compensation for service on the Board of Directors or its Committees. For fiscal year 1995, directors who are not employees received an annual fee of $10,000, payable in quarterly installments of $2,500. In addition, each non-employee director receives a fee of: (i) $1,000 per Board of Directors meeting attended up to an annual maximum of $6,000; and (ii) $1,000 per committee meeting attended (on other than a Board meeting date) up to an annual maximum of $4,000. Directors may irrevocably defer all or part of their compensation to selected later years, to be paid with interest, at a rate equal to that of M & T Bank's one-year certificate of deposit rate, as updated each April.

     Each non-employee director is automatically granted a non-statutory option to purchase 10,000 shares of the Company's common stock at 100% of fair market value as of the date of the director's election or appointment to the Board of Directors. In addition, each non-employee director, effective five business days after each Annual Meeting, is automatically granted a non-statutory option to purchase 1,000 shares of the Company's common stock at 100% of fair market value as of the date of grant.

EXECUTIVE COMPENSATION

     The following table contains information concerning the compensation received by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company in the three fiscal years ended March 31, 1995. In addition, the table contains information concerning the compensation of one individual who previously was an executive officer, but was not serving in such capacity as of the most recent fiscal year-end.

  -----------------------------------------------------------------------------------------------------------------
                                SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                              ANNUAL COMPENSATION                     COMPENSATION
  -----------------------------------------------------------------------------------------------------------------
                                                                           OTHER
                                                                           ANNUAL       AWARDS/
                                                                           COMPEN-       STOCK          ALL OTHER
                                          FISCAL   SALARY       BONUS      SATION       OPTIONS        COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR       ($)         ($)        ($)           (#)             ($)(1)
      ---------------------------         -----    -------     -------     ------     ------------     ------------
  JOHN R. CUMMINGS                         1995    186,234           0         --              0           3,226
  Chairman, President and CEO              1994    174,461           0         --              0           4,291
                                           1993    180,003           0     46,000(2)           0           3,771
  JOHN J. SCIUTO                           1995    156,304      53,030(3)      --              0           2,165
  President and CEO --                     1994    131,997      13,490(3)      --         10,000           3,099
  Comptek Federal Systems, Inc.            1993    131,512           0         --              0           3,381
  FRANK J. PERPIGLIA(4)                    1995    140,206      65,000     77,531(5)           0           3,022
  President and CEO --                     1994      6,231         N/A        N/A         40,000              62
  Comptek Telecommunications, Inc.         1993        N/A         N/A        N/A            N/A             N/A
  CHRISTOPHER A. HEAD                      1995    121,050      47,000(3)     900(6)           0           2,792
  Executive Vice President,                1994    113,403       5,858        217(6)      10,340           3,039
  General Counsel, and Secretary           1993    116,291           0         --              0           3,903
  THEODORE K. BOSWORTH(7)                  1995    117,800           0         --              0           1,218
  Vice President and Chief Engineer --     1994    110,352           0         --         10,000           3,267
  Comptek Telecommunications, Inc.         1993    115,830           0         --              0           3,432
  JAMES D. MORGAN                          1995    106,782           0         --              0           2,349
  Vice President and Chief Scientist       1994    100,035           0         --              0
    --                                                                                                     2,432
  Comptek Research, Inc.                   1993    102,830           0         --              0           2,799
  -----------------------------------------------------------------------------------------------------------------

- ---------------

(1) Amounts contributed by the Company under the Retirement Savings Plan as matching and annual contributions based upon the individual's level of participation in the Plan as described below under "Retirement Savings Plan."

(2) Represents tax gross-up payment in connection with moving expenses.

(3) Twenty-five percent of such annual bonus, less applicable taxes, is paid by the Company in stock of the Company at fair market value in lieu of cash.

(4) Mr. Perpiglia was hired by the Company's subsidiary, Comptek
    Telecommunications, Inc., as its President and CEO effective February 24, 1994. The fiscal 1994 salary relates to the period from the start of employment to March 31, 1994.

(5) Represents relocation expenses including temporary living expenses, moving expenses, and associated tax gross-up payments.

(6) In connection with the exercise of an incentive stock option to acquire 2,500 shares of common stock, the Company provided Christopher A. Head an interest-free loan to reimburse him for alternative minimum tax incurred in the transaction in exchange for his agreement not to sell the shares acquired prior to May 7, 1995. The loan was provided pursuant to the terms of the Company's 1992 Equity Incentive Plan. The listed amount represents the amount of interest which would have been paid had the loan carried a market interest rate.

(7) Mr. Bosworth only served as an executive officer until July 28, 1994, but continued as an officer and employee of the Company's subsidiary through the end of the fiscal year. He subsequently left the Company's employ effective May 1, 1995.

INCENTIVE COMPENSATION PLAN

     Company officers and certain other key personnel participate in an incentive compensation arrangement based on predetermined goals, including revenue, profit, and contract award levels established at the beginning of each fiscal year.

     The base amount of an individual's incentive compensation potential is established annually. Officers' incentive compensation levels are established by the Compensation Committee of the Board of Directors and are approved by the Board of Directors. Directors, as such, are not eligible to participate in the Plan. Amounts paid to the named Executive Officers are set forth in the Summary Compensation Table.

STOCK OPTIONS/STOCK APPRECIATION RIGHTS (SAR) GRANTS IN FISCAL YEAR 1995

     No Stock Options/SARs were granted to any of the Named Executive Officers in fiscal year 1995.

STOCK OPTIONS/SARS EXERCISED IN FISCAL 1995 AND YEAR-END VALUES

     The following table reflects the number of stock options and SARs exercised by the named Executive Officers in 1995, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that are "in-the-money." In-the-money stock options and SARs are stock options or SARs with exercise prices that are below the year-end stock price because the stock value grew since the date of the grant.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 # OF SECURITIES
                                                                    UNDERLYING
                                                                   UNEXERCISED          VALUE OF UNEXERCISED
                                                                 OPTIONS/SARS AT        IN-THE-MONEY OPTIONS
                                                                      FISCAL               AT FISCAL YEAR
                                                                     YEAR-END                  END(2)
                                SHARES                         --------------------     --------------------
                              ACQUIRED ON        VALUE         EXERCIS-     UNEXER-     EXERCIS-     UNEXER-
                               EXERCISE       REALIZED(1)        ABLE       CISABLE       ABLE       CISABLE
             NAME                 (#)             ($)            (#)          (#)         (#)          (#)
- ------------------------------------------------------------------------------------------------------------
    John R. Cummings                  0                0        70,000      40,000      566,250      310,000
- ------------------------------------------------------------------------------------------------------------
    John J. Sciuto                8,500           89,625        27,333       6,667 (3)  218,751         N/A
- ------------------------------------------------------------------------------------------------------------
    Christopher A. Head          11,250          133,594        42,696       6,894 (3)  375,007         N/A
- ------------------------------------------------------------------------------------------------------------
    Theodore K. Bosworth         28,000          308,000         3,333(3)    6,667 (3)      N/A         N/A
- ------------------------------------------------------------------------------------------------------------
    Frank J. Perpiglia                0                0        40,000           0          N/A         N/A
- ------------------------------------------------------------------------------------------------------------
    James D. Morgan                   0                0             0           0          N/A         N/A

- ---------------

(1) Based upon the difference between the closing price of the Common Stock on the American Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options.

(2) Based upon the closing price of the Common Stock on the American Stock Exchange on March 31, 1995, of $13.50 per share.

(3) Exercise price is above year-end stock price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  ROLE OF THE COMPENSATION COMMITTEE

     Each year the Compensation Committee, which is comprised entirely of outside directors, evaluates and establishes the compensation arrangements for executive officers, including a review and approval of annual salaries, annual and long-term incentive plan awards, standards of performance for new awards, payouts from past awards, and program participation and design. The Compensation Committee also administers the Company's Equity Incentive Plan for all participants. In evaluating compensation for executive officers, the Committee has from time to time retained the services of independent compensation experts, reviewed industry available data and surveys, and received recommendations from management and the Company's Human Resources Department regarding overall compensation plans and structures.

  EXECUTIVE COMPENSATION PHILOSOPHY

     The fundamental objective of the Company's Executive Compensation Program is two-fold: namely, to attract and retain highly competent and motivated individuals by providing a compensation package which is industry competitive and to emphasize a reward system which is based upon the individual's contribution to the overall success and performance of the Company. In fiscal 1992, the Committee adopted the following guiding principles which continue in effect: (1) Incentives should represent a strong portion of the Company's Executive Compensation Program; (2) Salary should be reasonable in reference to position responsibilities and industry norms; (3) Fixed costs should be controlled while encouraging performance-based variable costs which link to the financial results of the Company; and (4) The Executive Officers should have significant equity ownership opportunities. It is the Committee's belief that this approach will allow for a linking of compensation with shareholder value and serve to attract and retain qualified individuals capable of producing superior results. Within this context, the Company's Executive Compensation Program for fiscal year 1995 consisted of three components: base compensation, annual incentive compensation, and stock options.

     Base Compensation. The Committee's approach to base compensation is to offer competitive salaries in comparison with market averages. The Committee makes base compensation decisions in an annual review with input from the CEO, market pay statistics, and nationwide trends of executives in similar positions in companies with similar sales volumes. This information is used as a frame of reference for annual salary adjustments and starting salaries. The Committee considers both the Company's performance (e.g., stock price, return on assets and sales growth v. budget) as well as individual decision-making responsibilities and work performance of each position incumbent.

     Annual Incentive Compensation Plan. The Company uses the Annual Incentive Compensation Plan to serve as an incentive for executive officers to accomplish annual Company performance objectives. The performance objectives for the Plan are established at the beginning of the fiscal year subject to modification in the event of a significant operating change.

     For operating unit executives, Plan performance objectives include both overall corporate operating earnings and performance of the specific business unit of the Company under a participant's direct control. This approach supports the accomplishments of overall objectives and rewards individual contributions by our executive officers. Position annual incentive compensation targets tied to Plan performance objectives are based upon historic patterns of Company performance and strategic business objectives and are believed to be consistent with market practice for positions with comparable decision-making responsibilities. All annual performance targets are set above normal expectations of performance. A threshold performance level for each measure ensures that bonuses are not paid for substandard accomplishments. Each measure also has a cap to limit the potential compensation expense of this annual Plan.

     Long-Term Incentive Compensation. The Company uses stock options under the Equity Incentive Plan adopted in 1992 to serve as an incentive to executive officers based on the Company's stock market value. The grant of stock options under the Plan is subjective, based on perception of the individual's performance, functional responsibility, and position within the Company. Awards are typically considered at the time of the individual's annual performance review or change in responsibilities or position.

  FISCAL 1995 CHIEF EXECUTIVE'S PAY

     The Compensation Committee reviews the compensation of the CEO within the context of published survey data issued by The American Electronics Assocation, Wyatt Associates, and Towers Perrin providing compensation information for a group of companies similar to the Company in size and business focus. Based upon that analysis, the Committee determined that Dr. Cummings' base salary is conservative, in that it falls below the median salary reported in published survey data.

     As part of its deliberations, the Committee also considered a direct request by Dr. Cummings regarding his compensation arrangement for fiscal year 1995. As a significant shareholder in the Company, Dr. Cummings believes that, in view of the non-profitability of the Company during fiscal year 1995, he should not receive any cash-based incentive compensation for the year. He believes that, as CEO and a significant shareholder, future incentive compensation should be principally determined by improved total shareholder return. The Compensation Committee agreed to Dr. Cummings' request. Dr. Cummings received no salary increase or incentive compensation payment for fiscal year 1995.

  COMPANY POSITION ON LIMITATION OF DEDUCTIBILITY OF EXECUTIVE PAY

     Effective as of January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986 (the "Internal Revenue Code") generally denies a deduction to any publicly-held corporation for compensation paid to its chief executive officer and its four highest-paid executive officers to the extent that any such individual's compensation exceeds $1 million, subject to certain exceptions, including one for "performance-based compensation." Compensation paid to such executive officers of the Company for fiscal year 1995 is expected to be tax-deductible since no such amount exceeds the $1 million limit. Under Section 162(m) of the Internal Revenue Code and the proposed regulations and transition rules issued by the Internal Revenue Service, it is highly unlikely that any one of the Company's executive officers will receive compensation in the current fiscal year that is nondeductible under Section 162(m). The Company intends to study the application of Section 162(m) of the Internal Revenue Code to its compensation plans and practices, and will consider possible changes thereto that may be necessary to qualify the compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code. The amendment of the Company's Equity Incentive Plan as provided for in Proposal No. 2 should result in certain future compensation under the Equity Incentive Plan qualifying for the "performance-based compensation" exemption.

                                            The Compensation Committee of the
                                            Board of Directors

                                                 Joseph A. Alutto
                                                 Patrick J. Martin
                                                 Henry P. Semmelhack

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the past fiscal year, Messrs. Alutto, Martin, and Semmelhack served as members of the Compensation Committee.

     Henry P. Semmelhack was President and Chief Executive Officer of the Company from 1968 to 1983. From 1983 to 1992 he served as a consultant to the Company. Mr. Semmelhack's wife Tricia T. Semmelhack is a partner in the Buffalo, New York, law firm Hodgson, Russ, Andrews, Woods & Goodyear, which firm has in the past and is anticipated may in the future provide legal services to the Company.

     James D. Morgan, an executive officer of the Company, is a director and member of the Compensation Committee of Barrister Information Systems Corporation ("Barrister") and as such reviews and approves the compensation paid by Barrister to Henry P. Semmelhack as an executive officer of Barrister.

PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the common shares of the Company for the last five fiscal years with the cumulative total return on the Standard & Poors 500 Index and the American Stock Exchange High Technology Index over the same period (assuming the investment of $100 in the Company's common shares, the S&P 500 Index and the Amex High Technology Index on March 31, 1990, and the reinvestment of all dividends.)

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG COMPTEK RESEARCH, INC., THE S & P 500 INDEX
                       AND THE AMEX HIGH TECHNOLOGY INDEX

       MEASUREMENT PERIOD           COMPTEK RESCH,
      (FISCAL YEAR COVERED)              INC.             S&P 500       AMEX HIGH TECH
3/90                                            100               100               100
3/91                                            148               114               122
3/92                                            785               127               146
3/93                                            687               146               126
3/94                                            793               149               139
3/95                                            553               172               146

* $100 INVESTED ON 03/31/90 IN STOCK OR INDEX--
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING MARCH 31.

     During the last four fiscal years, the Company has placed substantial emphasis on transitioning to a greater percentage of commercial work compared with defense electronic work. By way of supplemental information, presented below are comparable performance graphs relative to the defense industry.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG COMPTEK RESEARCH, INC., THE S & P AEROSPACE/DEFENSE INDEX
                   AND THE S & P ELECTRONICS (DEFENSE) INDEX

       MEASUREMENT PERIOD           COMPTEK RESCH,       S&P AER-        S&P ELECTRNC
      (FISCAL YEAR COVERED)              INC.           OSPCE/DEFSE          DEFSE
3/90                                            100               100               100
3/91                                            148               108               138
3/92                                            785               114               136
3/93                                            687               129               177
3/94                                            793               168               198
3/95                                            553               202               217

* $100 INVESTED ON 03/31/90 IN STOCK OR INDEX
 INCLUDING REINVESTEMENT OF DIVIDENDS.
 FISCAL YEAR ENDING MARCH 31.

EMPLOYMENT CONTRACTS

     The Company currently has employment contracts with certain of its executive officers. Messrs. Cummings, Sciuto, Head, and Morgan have entered into five-year employment agreements with the Company, terminating in 1999, 1997, 1997, and 1999, respectively. Annual salaries payable under such contracts as of June 1, 1995, are as follows: John R. Cummings, $180,003; John J. Sciuto, $163,000; Christopher A. Head, $125,000; and James D. Morgan, $103,200. Under each agreement, in the event of either voluntary or involuntary termination of employment, the Company is obligated to make a termination payment in twelve monthly installments, equal to one year's salary as of the termination date in consideration of the officer's agreement not to compete with the Company during the one-year period. Pursuant to a similar agreement, Theodore K. Bosworth was paid a salary of $117,800 for the fiscal year ended March 31, 1995. On September 1, 1994, this agreement was amended and effective May 1, 1995, this agreement was terminated by agreement of the Company and Mr. Bosworth. As part of the termination, Mr. Bosworth was paid a lump-sum of $20,000 and the non-competition period was adjusted to August 31, 1995.

RETIREMENT SAVINGS PLAN

     The Company established a defined contribution plan known as the Comptek Research Retirement Savings Plan effective June 1, 1985. This Plan is intended to meet the requirements of Section 401(k) of the Code.

     Each full-time regular employee is eligible to join the Plan on his or her date of hire. Each other employee is eligible upon completion of one year of service in which such employee has been credited with at least 1,000 hours of service on or upon a change in status to full-time, regular employee. At April 1, 1995, there were 510 Participants.

     Prior to April 1, 1991, contributions under the Plan were made by the Company only with respect to Participants who agree to contribute a portion of their compensation from the Company. Initial contributions under the Plan began June 1, 1985.

     Effective April 1, 1992, the Company's match contribution was increased from $.25 to $.30 on the first 4% of pay retroactive to April 1, 1991, for all active participants as of March 31, 1992. In addition, effective April 1, 1991, the Company will make an automatic contribution equal to 1% of gross pay at the end of each fiscal year to the individual account of each eligible employee. To be eligible for the automatic contribution, an employee must have been continuously employed on a full-time basis for the entire fiscal year.

     A Participant at all times is 100% vested in his contributions and contributions made by the Company. Distributions are made under the Plan only upon retirement, death, disability, separation from service or in the case of certain hardships. There is a loan provision in the Plan that may be put into effect by the Plan Administrator.

     All contributions under the Plan are placed into individual accounts for each Participant. For the year ended March 31, 1995, the Company contributed a total of $448,000 for all employees, including Executive Officers. The Company's matching contributions for the last fiscal year for the named Executive Officers is included in the "Summary Compensation Table."

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

     The Company, pursuant to its by-laws, indemnifies its directors, officers, benefit plan trustees, other fiduciaries and employees as permitted by law in connection with proceedings which might be instituted against them by reason of their service for or on behalf of the Company. The Company has purchased directors' and officers' liability insurance which provides indemnification for the Company and its directors and officers. The current policy, issued by the Chubb Group, is effective for the period of April 1, 1995, through March 31, 1996, at an annual premium of $55,100.

CERTAIN TRANSACTIONS

     The Company maintains its principal banking relations with Manufacturers and Traders Trust Company ("M & T Bank"). M & T Capital is a wholly owned subsidiary of M & T Bank and during a portion of fiscal 1994 was a shareholder of the Company. Pursuant to a revolving credit loan agreement dated October 27, 1987, as amended, the Company maintains a $7,000,000 line of credit with M & T Bank.

     During the fiscal year ended March 31, 1995, the Company retained, and in the future anticipates retaining, the Buffalo, New York, law firm of Hodgson, Russ, Andrews, Woods and Goodyear to perform certain legal services. Director Henry P. Semmelhack's wife, Tricia T. Semmelhack, is a partner in such law firm.

     Joseph F. Sciuto, Vice President of Business Development for Comptek Federal Systems, Inc., is the brother of John J. Sciuto, President of Comptek Federal Systems, Inc., and an executive officer of the Company. Joseph F. Sciuto, who holds a Ph.D. in computer information systems, has held similar positions with Contel and GTE during his 25 years of involvement within the defense establishment. Dr. Sciuto is responsible for the development and implementation of Comptek Federal Systems' marketing and business development plans. For the fiscal year ended March 31, 1995, he was paid a salary and bonus of $123,536.

COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during April 1, 1994, through March 31, 1995, all filing requirements applicable to its officers, directors, and greater-than-ten-percent beneficial owners were met.

                                 PROPOSAL NO. 2

                  AMENDMENT OF THE 1992 EQUITY INCENTIVE PLAN

     At the Annual Meeting, shareholders are being asked to consider and take action upon a proposal to approve an amendment to the 1992 Equity Incentive Plan (the "Plan"). The amendment provides for (i) an increase in the number of shares that are authorized to be issued to 948,000 common shares from 648,000 common shares (subject to anti-dilution adjustments), (ii) a limit on the number of options and Limited Stock Appreciation Rights (LSARs) that may be granted to any individual under the Plan, and (iii) participants to elect to receive awards in shares of stock in lieu of cash.

     The Plan was originally adopted by the Board of Directors and approved by shareholders in 1992 in order to give the Company greater flexibility in providing to key employees ownership interest in the Company, thereby increasing their motivation to strive towards insuring the Company's growth and success. The Board also believes that the availability of such incentives is a factor in attracting and retaining those highly competent individuals upon whose judgment, initiative and leadership the Company's continued success, in large measure, depends.

     As of June 9, 1995, there is an aggregate of 96,408 shares remaining in the Plan Reserve, and 162,200 options have been granted contingent upon shareholder approval of the Plan, as amended, at the 1995 Annual Meeting. After deduction of these contingently granted options, if the Plan, as amended, is approved by shareholders, the balance of options and shares available for grant under the Plan would increase to 234,208.

     The Plan, as amended, provides that the maximum number of shares for which options or LSARs may be issued to any individual in any one year is 125,000. The purpose of this limitation is to allow the Company to qualify for certain tax deductions for compensation paid to its executive officers.

     The Plan currently provides that Performance Awards may be made in either cash or shares of the Company. The amendment provides for a Participant to elect to receive an increased amount of a Performance Award in the form of shares in lieu of cash.

     In administering the Plan, the Company currently intends to provide tax gross-up bonuses to Participants who elect to receive Performance Awards in shares of the Company in lieu of cash in order to encourage stock ownership by Participants. The amendment explicitly provides for such tax gross-up payments.

     Reference is made to Appendix A of this Proxy Statement for the complete terms of the Plan. The following summary is subject in all respects to the full text of the Plan.

ADMINISTRATION

     The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). No member of the Compensation Committee shall be an employee of the Company or shall have been eligible within a one-year period prior to his appointment to receive an Award under the Plan.

     The Compensation Committee shall have full and final authority in its discretion to conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the employees to whom Awards shall be made under the Plan; to determine the type of Award to be made and the amount, size and terms of each such Award; to determine the time when Awards will be granted; and to make all other determinations necessary or advisable for the administration of the Plan.

ELIGIBILITY

     Key employees as defined in the Plan and officers of the Company or any of its subsidiaries are eligible to receive Awards under the Plan (such persons being "Participants"). Non-employee directors are not eligible to be granted awards. A Participant may hold more than one Award, subject to restrictions as set forth in the Plan.

AWARDS UNDER THE PLAN

     Awards to Participants under the Plan may be made in any of the following forms:

     (a)  Options.  The Compensation Committee may award Incentive Stock Options
(ISOs) and Non-Qualified Stock Options (collectively, the "Options") and determine the number of shares to be covered by each Option, the Option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. As required by the Code, the Option price per share of common stock purchasable under an ISO shall not be less than 100% of the fair market value of the common stock on the date of award (or not less than 110% if the ISO is granted to an individual owning 10% or more of the voting stock of the Company). The Plan provides that the Option price per share of common stock purchasable under a Non-Qualified Stock Option shall not be less than 100% of the fair market value of the common stock on the date of award. Options may be exercisable for not more than ten years after the date the Option is awarded.

     (b) Restricted Stock. An Award of restricted stock ("Restricted Stock") entitles the Participant to acquire shares of common stock for a purchase price equal to or greater than par value, subject to such conditions and restrictions, including a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the Participant's termination of employment. Subject to the provisions of the Plan, the Compensation Committee may award shares of Restricted Stock and determine the purchase price therefor, the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of such Awards. The Compensation Committee may modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law. A Participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights, and subject to any other conditions contained in the Award.

     (c) Performance Awards. A Performance Award under the Plan may take the form of cash or shares of stock ("Performance Shares") and entitles a Participant to receive cash or Performance Shares upon the attainment of specified goals during the performance period. The duration of each performance period and all other limitations and conditions applicable to a Performance Award shall be established by the Compensation Committee. Such goals and conditions shall be established by the Compensation Committee at the time of grant. The payment value of Performance Shares shall be equal to the fair market value of the Company's common shares on the date the Performance Award is earned. It is anticipated that the typical performance period will be the Company's fiscal year. Performance Awards will be based upon financial goals for the fiscal year.

     (d) Limited Stock Appreciation Rights. The Compensation Committee is authorized, under the terms of the Plan, to grant LSARs with respect to all or any portion of the shares covered by options granted to officers simultaneously with the grant of the related options if the relative options are incentive stock options, or simultaneously with the grant of, or at any time during the term of, the related options if the related options are non-qualified options. The grant of the LSAR will not be effective until six months after the date of its grant. Those options with respect to which LSARs have been granted and become effective shall become immediately exercisable upon the occurrence of any of the following events (each, a "Triggering Event"): (i) the consummation by the Company of a reorganization, merger, or consolidation after approval of any such transaction by shareholders, other than an officer holding at least the minimum number of shares necessary to approve such transaction under the Company's Articles of Incorporation and applicable law, (ii) the consummation by the Company of a sale of substantially all its assets after approval of any such transaction by shareholders, other than an officer holding at least the minimum number of shares necessary to approve such transaction under the Company's Articles of Incorporation and applicable law, or (iii) the acquisition by a single purchaser or group of related purchasers of in excess of 51% of the issued and outstanding shares of common stock from shareholders of the Company other than an officer, in any case other than in a transaction in which the surviving corporation or the purchaser is the Company or a subsidiary of the Company (unless in such transaction the capital stock of the Company or a subsidiary or the Company is converted into capital stock of an entity other than the Company or any such subsidiary) or an entity controlled by an officer.

     Each LSAR provides that upon the occurrence of a Triggering Event, the optionee will receive an amount in cash equal to the amount by which the fair market value per share of the common stock issuable upon exercise of the option on the date such Triggering Event occurs exceeds the exercise price per share of the option to which the LSAR relates. A Triggering Event shall be deemed to have occurred only when the fair market value of the shares subject to the underlying option exceeds the exercise price of such option. When a Triggering Event occurs, the related option will cease to be exercisable.

     (e) General. Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Compensation Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Compensation Committee at the time of award or at any time thereafter. The Compensation Committee shall determine whether Awards are settled in whole or in part in cash, common stock, other securities of the Company, Awards or other property. Any common stock or other equity security offered under the Plan to a Participant (a "Section 16 Participant") subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") may not be sold for a period of six months after the date of acquisition; any common stock or other equity security acquired by a Section 16 Participant upon exercise of any Option may not be sold for six months after grant of the Option; and any LSAR granted to a Section 16 Participant may not be exercised for six months after the date of grant.

     In the case where payment of the exercise price of an Option is made with shares of common stock, the Compensation Committee may provide for a re-load feature under which the Participant is granted a number of new options not exceeding the number of shares of common stock surrendered in payment. The Plan also authorizes the Compensation Committee to grant to a Participant a loan not to exceed $30,000 for the purpose of paying estimated federal and state tax liability anticipated to be incurred by such Participant upon the exercise of an option or receipt of Performance Shares.

     Also, the aggregate fair market value (determined as of the time the incentive stock option is granted) of the stock for which incentive stock options are exercisable for the first time by an employee during any calendar year, under all option plans of the Company and its subsidiaries, may not exceed $100,000. Options granted under the Plan are non-transferable, and the recipient of an option will have no rights as a shareholder with respect to shares covered by his option until the date of issuance of shares upon exercise.

     Subject to further limitations that may be imposed by the Compensation Committee, pursuant to the Code, no ISO may be exercised more than three months after termination of employment except in the case of disability or death. In the case of termination on account of disability (as defined in the Code), outstanding ISOs may be exercised within twelve months of leaving the Company's employ. Upon death of an optionee, his estate generally may exercise his options. With respect to all options granted by the Company to date, the Compensation Committee has required that options exercised by an employee's estate must be exercised within six months after the date of death. In no event, however, may an option be exercised after the date for final exercise which is specified in the option.

     Awards may not be made under the Plan after March 31, 2002, but outstanding Awards may extend beyond such date. The number of shares of common stock issuable pursuant to the Plan may not be changed except by approval of the shareholders or by adjustment in the event of corporate reorganization or recapitalization or other dilutive event affecting the common stock. The Plan may be amended from time to time by the Board of Directors or terminated in its entirety, provided that no amendment may be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirement for exemptive relief under Section 16(b) of the Exchange Act or any successor provision.

     Common stock subject to Awards which expire or are terminated prior to exercise or common stock which has been forfeited under the Plan will be available for future Awards under the Plan. Both treasury shares and authorized but unissued shares may be used to satisfy Awards under the Plan. Any proceeds received by the Company from transactions under the Plan will be used for the general purposes of the

Company. The common stock of the Company is traded principally on the American Stock Exchange. On June 9, 1995, the closing price of the Company's common stock was $15.50.

FISCAL 1995 OPTION GRANTS AND CONTINGENT GRANTS

     No options were granted to any named executive officers during fiscal 1995. An aggregate of 51,000 options were granted to all employees as a group in fiscal 1995. The following table sets forth the number of options granted contingent upon shareholder approval at the 1995 Annual Meeting of the Plan, as amended, to certain individuals and groups:

- --------------------------------------------------------------------------------------
                                                     NUMBER OF
                NAME AND POSITION                     OPTIONS          PRICE PER SHARE
- --------------------------------------------------------------------------------------
    John R. Cummings                                   48,000              $ 16.00
    Chairman, President and CEO
- --------------------------------------------------------------------------------------
    John J. Sciuto                                     21,800              $ 16.00
    President and CEO --
    Comptek Federal Systems, Inc.
- --------------------------------------------------------------------------------------
    Joseph F. Sciuto(1)                                 6,700              $ 16.00
    Vice President, Business Development --
    Comptek Federal Systems, Inc.
- --------------------------------------------------------------------------------------
    Christopher A. Head                                16,700              $ 16.00
    Executive Vice President, General Counsel,
    and Secretary
- --------------------------------------------------------------------------------------
    James D. Morgan                                     6,900              $ 16.00
    Vice President and Chief Scientist --
    Comptek Research, Inc.
- --------------------------------------------------------------------------------------
    All current executive officers, as a group         93,400              $ 16.00
- --------------------------------------------------------------------------------------
    All employees, including all current
    officers who are not executive officers,
    as a group                                         68,800              $ 16.00

- ---------------

(1) Dr. Sciuto is not an executive officer, but is the brother of John J. Sciuto who is an executive officer.

FEDERAL INCOME TAX CONSEQUENCES

     (a) Incentive Stock Options. Generally, a Participant will not be deemed to receive any income at the time an ISO is granted or exercised. (However, special rules apply to Participants who are subject to the alternative minimum tax.) Instead, the Participant recognizes gain or loss when the shares acquired by exercising the Incentive Stock Option are sold. For purposes of determining any gain or loss, the Participant's basis in the shares is the option price. If the date of sale is at least two years after the date of the grant of the Incentive Stock Option and at least one year after acquiring the shares by exercising the Incentive Stock Option, the Participant realizes long-term capital gain or loss.

     Generally, the Company is not allowed a deduction with respect to an Incentive Stock Option. However, if a Participant fails to meet the holding period requirements as outlined above, any gain realized by the Participant upon selling the shares acquired by exercising an Incentive Stock Option is treated as ordinary income rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on the sale) over the option price. In that case, the Company is allowed a corresponding deduction.

     The differential between the option price of an ISO and the fair market value of the option stock at the date of exercise is treated as an item of adjustment for alternative minimum tax ("AMT") purposes which may result in the Participant being subject to an AMT imposed at a flat rate of 28% on individuals and is payable to the extent it exceeds the individual's regular income tax.

     (b) Non-Qualified Stock Options. A Participant does not recognize income and the Company does not receive a deduction at the time a Non-Qualified Stock Option is granted.

     A Participant exercising a Non-Qualifying Stock Option recognizes ordinary income and, provided the Company withholds tax, the Company is entitled to a deduction equal to the excess of the fair market value of the stock purchased (determined at the time of exercise) over the amount paid for the stock.

     Generally, a Participant selling shares acquired by exercising a Non-Qualified Stock Option recognizes capital gain or loss (assuming the shares are held as a capital asset). The amount of gain or loss is the difference between the amount realized upon the sale and the sum of the option price and the amount of ordinary income recognized in connection with exercising the Non-Qualified Stock Option. If the shares are held for more than a year, any gain or loss is long-term capital gain or loss.

     The foregoing is merely a summary of the tax consequence of stock options and does not purport to be a complete description of the federal income tax aspects of the Plan. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under
Section 401(a) of the Code.

REQUIRED VOTE FOR APPROVAL OF THE PLAN

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTED AT THE ANNUAL MEETING WILL BE REQUIRED TO AMEND THE PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE EQUITY INCENTIVE PLAN, AND PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE OR ABSTAIN.

                                 PROPOSAL NO. 3

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Finance and Audit Committee, has selected KPMG Peat Marwick ("Peat Marwick"), independent public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1996. Peat Marwick has audited the Company's financial statements for each of the Company's fiscal years since the Company's formation in 1968. One or more representatives of Peat Marwick will be present at the Annual Meeting and will have the opportunity to make a statement and/or respond to appropriate questions that may be raised by shareholders.

                               OTHER INFORMATION

SHAREHOLDERS' PROPOSALS FOR FISCAL 1996 ANNUAL MEETING

     Shareholders may submit proposals appropriate for shareholder action at the Company's Annual Meetings consistent with regulations adopted by the Securities and Exchange Commission. For such proposals to be considered for inclusion in the proxy statement and formal proxy for the 1996 Annual Meeting, they must be received by the Company no later than February 28, 1996. Proposals should be directed to Christopher A. Head, Esq., Secretary, Comptek Research, Inc., 2732 Transit Road, Buffalo, New York 14224.

OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Annual Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

     A COPY OF THE COMPANY'S FISCAL 1995 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE AVAILABLE AFTER JUNE 30, 1995, AND PROVIDED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST DIRECTED TO THE SECRETARY, COMPTEK RESEARCH, INC., 2732 TRANSIT ROAD, BUFFALO, NEW YORK 14224.

By the Order of the Board of Directors,



CHRISTOPHER A. HEAD
Secretary

Dated: June 26, 1995

                                   EXHIBIT A
                      (New material is double underlined)
                          (Old material is bracketed)

                  1992 EQUITY INCENTIVE STOCK PLAN, *AS AMENDED*

 1. PURPOSE. The purposes of the Comptek Research, Inc., 1992 Equity Incentive Plan (the "Plan"), *as amended*, are to encourage selected employees of Comptek Research, Inc. (the "Company") and its subsidiaries to acquire proprietary interest in the growth and performance of the Company; to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders; and to strengthen the ability of the Company to attract and retain exceptionally qualified individuals upon whom the sustained progress, growth and profitability of the Company depend. The Plan is intended to replace and supersede the Company's 1982 Stock Option Plan.

 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

    a. "Award" shall mean any Stock Option, Limited Stock Appreciation Right, Restricted Stock, Performance Award, or Other Award granted under the Plan.

    b. "Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

    c. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    d. "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3.

    e. "Company" shall mean Comptek Research, Inc., a New York corporation.

    f. "Fair Market Value" of a share of common stock shall be (i) the closing sale price of a share of common stock as reported on the principal securities exchange on which shares of common stock are then listed or admitted to trading on the day as of which such determination of Fair Market Value is to be made, or if no trading shall have occurred on such day, then on the latest preceding day on which trading shall have occurred or (ii) if not so traded, the average of the closing bid and ask prices as reported on the National Association of Securities Dealers Automated Quotation System or if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc., selected by the Committee, on the day as of which such determination of Fair Market Value is to be made, or if no sales shall have occurred on such day, then on the latest preceding day on which sales shall have occurred. In the event that the price of a share of common stock shall not be reported in any manner described in the preceding sentence, the Fair Market Value of a share of common stock shall be determined by the Committee in its absolute discretion.

    g. "Incentive Stock Option" shall mean an option granted under Section 7 of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

    h. "Limited Stock Appreciation Right" shall mean any right granted in conjunction with an Option subject to the conditions pursuant to Section 10 of the Plan.

    i. "Non-Qualified Stock Option" shall mean an option granted under Section 7 of the Plan that is not intended to be an Incentive Stock Option.

    j. "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

    k. "Participant" shall mean those officers and other key employees designated to be granted an Award under the Plan.

    l. "Performance Award" shall mean any right granted under Section 9 of the Plan.

    m. "Prior Plan" shall mean the Company's 1982 Stock Option Plan, as amended.

___________

  * - Asterisks denote new material is double underlined.

    n. "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

    o. "Restricted Stock" shall mean any Share granted under Section 8 of the Plan that is denominated in Shares.

    p. "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

    q. "Section 16 Participant" shall mean a person who is an officer of the Company within the meaning of Rule 16a-1(f) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

    r. "Shares" shall mean the common shares of the Company, $0.02 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
       Section 17 of the Plan.

 3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). No member of the Committee shall be an employee of the Company or shall have been eligible within a one-year period prior to his appointment to receive an Award under the Plan.

    The Committee shall have full and final authority in its discretion to conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the employees to whom Awards shall be made under the Plan; to determine the type of Award to be made and the amount, size, and terms of each such Award; to determine the time when Awards will be granted; and to make all other determinations necessary or advisable for the administration of this Plan.

 4. SHARES SUBJECT TO PLAN. The Shares that may be issued under the Plan pursuant to Section 6 shall not exceed *948,000* [648,000] in the aggregate shares of the Company's common stock which number shall include the number of shares which may be used upon the exercise of Options under the Prior Plan. Such Shares may be authorized and unissued shares or treasury shares. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan. The grant of a cash bonus or loan shall not reduce the number of shares subject to the Plan.

 5. PARTICIPANTS. Persons eligible to participate shall be limited to those officers and other key employees of the Company and its subsidiaries who, in the opinion of the Committee, are in positions in which their decisions, actions, and counsel significantly impact upon the growth and financial success of the Company (the "Participant"). Directors of the Company who are not otherwise officers or employees of the Company shall not be eligible to participate in the Plan.

 6. AWARDS UNDER THE PLAN. Awards under the Plan may be in the form of Stock Options, both Non-Qualified Stock Options (NQSOs) and Incentive Stock Options (ISOs) under Section 422 of the Code or any amendment thereof or substitute therefor, Restricted Stock, Limited Stock Appreciation Rights (LSARs), and Performance Awards, or such other forms as the Committee may in its discretion deem appropriate, including any combination of the above.

 7. STOCK OPTIONS. Options shall be evidenced by Stock Option Agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

    a. Option Price. The Option exercise price for each share of stock shall be equal to 100% of the Fair Market Value of a share of stock or such higher price as may be determined by the board in respect to any Option.

    b. Exercise of Option. Each Option Agreement shall state the period of periods of time, as may be determined by the Committee, within which the Option may be exercised by the Participant, in whole or in part, provided that the Option may not be exercised earlier than twelve months after the date of the grant of the Option nor later than ten years after the date of the grant of the Option. The

       Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, subject to the terms of this Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

    c. Payment for Shares. Stock purchased pursuant to an Option Agreement shall be paid for in full at the time of purchase, either in the form of cash, common stock of the Company at Fair Market Value, or in a combination thereof, as the Committee may determine.

    d. Termination of Employment.

       i. In the event that the Participant shall quit the employ of the Company or its subsidiaries for any reason, or shall cease to be employed by the Company or its subsidiaries for any reason other than death, retirement, disability, or discharge without cause, the option period of any unexercised portion of the Option granted to the Participant pursuant to this Option and Agreement shall terminate upon the termination of the Participant's employment.

       ii. In the event that the Participant shall cease to be employed by the Company or its subsidiaries by reason of retirement because of age, the Participant shall have the right to exercise the Option (to the extent exercisable and not previously exercised) within three (3) months after such termination of employment. Option installments accumulating during such three (3) month period shall also be exercisable. "Retirement" as referred to herein shall be deemed to mean the termination of the Participant's employment by the Company or its subsidiaries by reason of his attainment of such age as may have been determined by the employment policies or any pension plan of the Company or subsidiary employer to be normal retirement age.

       iii. In the event that the Participant shall cease to be employed by the Company or its subsidiaries by reason of disability (within the meaning of Section 105(d)(4) or successor Section of the Code), the Participant shall have the right to exercise the Option (to the extent exercisable and not previously exercised) within one (1) year after such termination of employment.

       iv. In the event that the Participant shall cease to be employed by the Company or its subsidiaries by reason of Participant's death or in the event of the death of the Participant within a period of three
            (3) months after the termination of his employment with the Company or its subsidiaries and at a time when an unexercised Option theretofore granted to him has not terminated or expired, the Option may be exercised (to the extent exercisable and not previously exercised) within six (6) months after the Participant's death, by the executors or administrators of the Participant or by any person or persons who shall ave acquired the Option directly from the Participant by bequest or inheritance.

       v. In the event that the Participant shall cease to be employed by the Company or its subsidiaries by reason of discharge without cause, the Participant shall have the right to exercise the option (to the extent exercisable and not previously exercised) within three (3) months after such termination of employment. The phrase "discharge without cause," as hereinabove used, means the discharge of the Participant by the Company or subsidiary employer for reasons other than: Intemperate use of alcohol or addictive drugs, or conviction of a felony, or conviction for a misdemeanor other than under the vehicle and traffic laws, or substantial evidence of dishonesty in relation to the property, funds, or affairs of the Company or any subsidiary or any other employee thereof or any person dealing therewith.

    e. Individual Limitations.

       i. Notwithstanding anything herein to the contrary, the aggregate Fair Market Value (determined as of the time the Option is granted) of the stock that may become first exercisable in any calendar year with an ISO shall not exceed $100,000.

       ii. Notwithstanding anything herein to the contrary, no ISO shall be granted to any individual if at the time the Option is to be granted the individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company unless at the time such Option is granted, the Option price is at least 110 percent of the Fair Market Value of the stock subject to

            Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

      *iii. Notwithstanding anything herein to the contrary, the maximum number of Shares for which Options or LSARs may be issued to any individual in any one year period shall not exceed 125,000.*

    f. Option Reload. The Committee may with the grant of any Option provide that upon payment of the exercise price with shares of common stock that the Participant shall receive an additional number of Options of the same nature (i.e., ISOs or NonQualified Stock Options) equal to the number of shares of common stock surrendered in payment (provided the aggregate Plan limits shall not be exceeded). Such additional Options shall be exercisable at the current Fair Market Value of the common stock on the date of grant hereunder and subject to such other terms as the Committee shall establish.

    g. Other Terms. Each ISO agreement shall contain such other terms, conditions and provisions as the Committee my determine to be necessary or desirable in order to qualify such Option as a tax-favored Option within the meaning of Section 422 of the Code, or any amendment thereof, substitute therefor, or regulation thereunder. Subject to the limitations of Section 19, and without limiting any other provisions hereof, the Committee shall have the power without further approval to amend the terms of any Option.

 8. RESTRICTED STOCK. Restricted Stock Awards under the Plan shall be in the form of Shares of common stock of the Company, restricted as to transfer and subject to forfeiture, and shall be evidenced by Restricted Stock Agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

    a. Award. The Committee shall determine the amount of a Restricted Stock Award to be granted to an eligible employee based on the Participant's salary, job performance, and other factors deemed by the Committee to be appropriate.

    b. Restriction Period. Restricted Stock Awards made pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the award to any Participant.

    c. Restrictions Upon Transfer. Shares awarded, and the right to vote such Shares and receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such Shares.

    d. Certificates. Each certificate issued with respect to the Restricted Stock Shares awarded to the Participant shall bear a legend stating, but not limited to, the restricted period, the manner in which restrictions will lapse, and the rights of the holder during the restricted period.

    e. Lapse of Restrictions. The Award Agreement shall specify the terms and conditions upon which any restrictions on the right to receive Shares representing Restricted Stock awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Shares of common stock free of any restrictive legend shall be issued to the Participant of his legal representative.

    f. Termination Prior to Lapse of Restrictions. In the event of a Participant's termination of employment for any reason prior to the lapse of restrictions applicable to a Restricted Stock Award made to such Participant, all rights to Shares as to which there still remain unlapsed restrictions shall be forfeited by such Participant to the Company without payment or any consideration by the Company, and neither the Participant nor any successors, heirs, assigns, or personal representatives of such Participant shall thereafter have any further rights or interest in such Shares.

 9. PERFORMANCE AWARDS. Performance Awards under the Plan shall be evidenced by Performance Award Agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

    a. Performance Period. At the time the Award, the Committee shall establish with respect to each Award a performance period over which the Award may be earned.

    b. Award. The Committee shall determine the amount and conditions under which a Performance Award will be granted to an eligible employee, including without limitation, the requirement that the Participant or the Company attain specific performance objectives for such period as shall be determined by the Committee at the time of grant. In determining the amount of the contingent Performance Award, the Committee shall take into account the financial objectives of the Company, including but not limited to sales and earnings, as well as the Participant's responsibility level, performance, potential, and other considerations as it deems appropriate.

    c. Form. The Committee shall determine whether Performance Awards earned will be in the form of Shares of stock ("Performance Shares") or cash prior to the beginning of each Performance Period. *A Participant may by irrevocable notice filed with the Company at least six months prior to completion of the performance period elect to have any anticipated award amount to be paid in cash paid in Shares of stock in lieu of cash.*

    d. Payment of Award. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the other terms established by the Committee. Payment in cash or Performance Shares as determined by the Committee *or as elected by the Participant, as the case may be,* shall be made as promptly as practical following the end of the Performance Period. *The Committee may in the connection with the payment of an Award in the form of Performance Shares grant to a Participant a cash bonus equal to the federal and state income tax liability anticipated to be incurred by such Participant upon receipt of Performance Shares.*

    e. Adjustments. At any time prior to the payment of the Awards, the Committee may adjust previously established performance targets and other terms and conditions, including the Company's financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practice, mergers, acquisitions or divestitures or extraordinary, unusual, or nonrecurring items or events.

    f. Termination Prior to Award Being Fully Earned. A Performance Award granted to an employee shall terminate for all purposes if the Participant is not in the continuous employ of the Company at all times during the Performance Period, except in the case of death, disability, or retirement. A Participant or the Participant's estate whose employment was terminated due to death, disability or retirement shall be eligible to receive a pro rata portion of the payment of his Award based upon the portion of the Performance Period during which the Participant was employed, as the Committee shall determine in each case.

10. LIMITED STOCK APPRECIATION RIGHTS.

    a. The Committee is authorized, in its discretion, to grant LSARs with respect to all or any portion of the Shares covered by stock options granted hereunder to officers of the Company, simultaneously with the grant of, or at any time during the term of, Non-Qualified Options or simultaneously with the grant of ISOs. The grant of the LSAR will not be effective until six months after the date of its grant. Those Options with respect to which an LSAR has been granted and become effective shall become immediately exercisable upon the occurrence of any of the following events (each, a "Triggering Event"): (i) the consummation by the Company of a reorganization, merger, or consolidation after approval of any such transaction by shareholders, other than Section 16 Participants, holding at least the minimum number of shares necessary to approve such transaction under the Company's Articles of Incorporation and applicable law, (ii) the consummation by the Company of a sale of substantially all its assets after approval of any such transaction by shareholders, other than Section 16 Participants, holding at least the minimum number of shares necessary to approve such transactions under the

       Company's Articles of Incorporation and applicable law, or (iii) the acquisition by a single purchaser or group of related purchasers of in excess of 51% of the issued and outstanding shares of common stock from shareholders of the Company other than Section 16 Participants, in any case other than in a transaction in which the surviving corporation or the purchaser is the Company or a subsidiary of the Company (other than a transaction in which the surviving corporation or the purchaser is the Company or a subsidiary of the Company but the capital stock of the Company or a subsidiary of the Company is converted into capital stock of any entity other than the Company or any such subsidiary) or an entity controlled by Section 16 Participants.

    b. The LSARs shall provide that upon the occurrence of any Triggering Event, the Participant shall receive from the Company, for each LSAR, an amount in cash equal to the amount by which the option exercise price per Share of the Option to which the LSAR relates exceeds the Fair Market Value of the Shares issuable upon exercise of such Option on the date such Triggering Event occurs. When a Triggering Event occurs, the Option to which the LSAR relates will cease to be exercisable, but will be deemed to have been exercised for purposes of determining the number of Shares for which Options may be granted hereunder.

    c. An LSAR shall be expressly subject to the following additional requirements: (i) the LSAR shall expire no later than the expiration of the underlying Option; (ii) the LSAR shall be transferable only when the underlying Option is transferable, and under the same conditions; and
       (iii) a Triggering Event shall be deemed to have occurred only when the Fair Market Value of the Shares subject to the underlying Option exceeds the exercise price of such option.

11. ACCELERATION OF VESTING. Notwithstanding the provisions of Section 7 hereof and the terms of each Stock Option Agreement, upon he occurrence of any Triggering Event (as defined in Section 10 hereof) all Options, Restricted Stock, Performance Awards, and other applicable awards granted under the Plan, then unexercised and unexpired, shall become immediately vested and/or payable in cash for the period of their remaining terms automatically and without any action by the Committee.

12. LOANS. The Committee may grant to a Participant a loan not to exceed the principal amount of $30,000 for the purpose of paying federal or state tax liability anticipated to be incurred by such Participant upon the exercise of an Option or receipt of Performance Shares. Such loan shall be subject to such conditions as the Committee shall determine at the time of grant thereof, including without limitation, interest and repayment terms.

13. GENERAL RESTRICTIONS. The Plan and each Award under the Plan shall be subject to he requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of common stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an Agreement by the recipient of an Award with respect to the disposition of Shares of common stock, is necessary or desirable as a condition of, or in connection with, the Plan or the granting of such Award or the issue or purchase of Shares of common stock thereunder, such Plan will not be effective and the Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

14. RIGHTS OF A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until legended certificates for Shares of common stock are issued.

15. RIGHTS TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any Agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant.

16. WITHHOLDING OF TAXES. Whenever the Company proposes or is required to issue or transfer Shares of common stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Withholding requirements may be satisfied by cash payments or at the election of a Plan Participant by having the Company withhold a portion of the Shares to be received having a value equal to the amount to be withheld (or such portion thereof as the Participant may elect). Any election to have Shares withheld under this Section shall be subject to the following restrictions in accordance with Section 16(b) of the Securities Exchange Act of 1934, as amended:

    a. The election shall be made at the time of grant and shall be irrevocable;

    b. the election shall be subject, in whole or in part, to the approval of the Committee and to such rules as it may adopt; and

    c. the Option that may be part of the transaction must not be exercised within six months following the election.

       Whenever payments under the Plan are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state, and/or local withholding tax requirements.

17. NON-ASSIGNABILITY. No Award under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution or by such other means as the Committee may approve from time to time. During the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

18. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount, and timing of such Awards, the terms and provisions of such Awards and the Agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

19. ADJUSTMENTS. In the event of any change in the outstanding common stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall adjust he number of Shares of common stock which may be issued under the Plan and shall provide for an equitable adjustment of any outstanding Award or Shares issuable pursuant to an outstanding Award under this Plan.

20. DELEGATION. The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by, Participants who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

21. AMENDMENT. The Board of the Company may amend the Plan at any time, except that without shareholder approval, the Board may not increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to Section 19 hereof), extend the period during which any Award may be exercised, extend the term of the Plan or change the price at which a Option may be granted. The termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect a Participant's rights under an Award previously granted. No amendment shall be made without shareholder approval if such approval is necessary to comply with applicable tax or regulatory requirements, including any requirements for exemptive relief under Section 16 of the Securities Exchange Act of 1934, as amended.

22. EFFECT ON PRIOR PLAN. Subject to shareholder approval of this Plan as elsewhere herein provided, the Prior Plan is hereby superseded and shall be of no further force and effect, subject to the following:

    a. All Options heretofore issued under the Prior Plan shall be taken into account for purposes of the aggregate limit of common shares subject to this Plan pursuant to Section 4 hereof;

    b. nothing in this Plan shall change the terms of any option heretofore granted under the Prior Plan in any respect that is adverse to any optionee or dilute or diminish the rights or privileges of any optionee with respect thereto; and

    c. the Committee shall have authority in its absolute discretion to determine if any terms of this Plan that may be more favorable to optionees than any terms of the Prior Plan, in respect of Options heretofore granted thereunder, shall apply to such Options, provided that any such determination shall be made on a non-discriminatory basis.

23. EFFECT ON OTHER PLAN. Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company and any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.

24. DURATION OF THE PLAN. The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of Shares or the payment of cash, but no Award shall be granted more than ten years after the date the Plan is adopted by the Company.

25. FUNDING OF THE PLAN. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan and payment of Awards shall be subordinate to the claims of the Company's general creditors.

26. SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect. With respect to Section 16 Participants, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934, as amended. To the extent any provision of this Plan or actions by the Compensation Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Compensation Committee.

27. CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

28. HEADINGS. Headings are given to the Sections and subsections of the Plan solely as convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

29. GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

30. EFFECTIVE DATE. Subject to the provisions of Section 32, this Plan shall be effective on April 9, 1992.

31. TERM OF THE PLAN. No award shall be granted under the Plan after March 31, 2002, but unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

32. APPROVAL OF SHAREHOLDERS. Notwithstanding anything herein to the contrary, this Plan shall only be effective if it is approved by holders of a majority of the outstanding shares of common stock of the Company voting, in person or by proxy, at an Annual Meeting of Shareholders to be held in 1992. *The Plan was amended by the Board of Directors on May 19, 1995, subject to approval by the shareholders at the 1995 Annual Meeting.*

                         [COMPTEK RESEARCH INC. LOGO]

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF SHAREHOLDERS, JULY 28, 1995

The undersigned hereby appoints CHRISTOPHER A. HEAD and LAURA L. BENEDETTI as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Comptek Research, Inc., held of record by the undersigned on June 9, 1995, at the Annual Meeting of Shareholders to be held on July 28, 1995, or any adjournments thereof, upon the matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

THE PROXY WILL BE VOTED FOR ELECTION OF THE DIRECTORS AND FOR ALL OTHER ITEMS LISTED ON THE REVERSE SIDE UNLESS A CONTRARY INSTRUCTION IS GIVEN.

- ---------------------------------------+
ADDRESS CHANGE: PLEASE MARK            |
COMMENT/ADDRESS BOX ON REVERSE SIDE    |       PLEASE FILL IN, DATE, AND SIGN
                                       |       ON THE REVERSE SIDE AND RETURN
                                       |              THIS PROXY IN THE
                                       |            ACCOMPANYING ENVELOPE.
 . . . . . . . . . . . . . . . . . . . .|. . . . . . . . . . . . . . . . . . . .
                           /\ FOLD AND DETACH HERE /\




THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES IN ITEM 1, FOR               +-------------------+
ITEM 2, AND FOR ITEM 3.                                                                                       | I PLAN TO ATTEND  |
                                                                                                              |   THE MEETING.    |
                                                                                                              |                   |
                                                                                                              |        [  ]       |
                                                                                                              |                   |
                                                                                                              +-------------------+
Item 1-ELECTION OF THREE CLASS I DIRECTORS for a two-year term expiring at the 1997 Annual Meeting:

FOR all nominees list-      WITHHOLD          JAMES D. MORGAN, VICTOR A. RICE, HENRY P. SEMMELHACK
ed above (except as         AUTHORITY
marked to tbe contrary   to vote for all      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that
     at right).       nominees listed above.   nominee's name on the line provided below.)

                                               __________________________________________________________________________________


        [ ]                 [ ]


Item 2-AMENDMENT OF THE 1992     Item 3-RATIFICATION OF SELECTION OF KPMG                       COMMENTS/ADDRESS CHANGE       ____
       EQUITY INCENTIVE PLAN.           PEAT MARWICK, Independent accounts, as                                               |    |
                                        auditors for the Company for the Fiscal      Please mark this box if you have an     |____|
                                        Year ending March 31, 1996.                  address change and make change on
                                                                                     mailing label.

        FOR     AGAINST   ABSTAIN          FOR    AGAINST   ABSTAIN

        [ ]       [ ]       [ ]            [ ]      [ ]       [ ]


                                                                                     RECEIPT IS HEREBY ACKNOWLEDGED OF THE COMPTEK
                                                                                     RESEARCH, INC. NOTICE OF MEETING AND PROXY
                                                                                     STATEMENT.

                                                                                     Signature(s)___________________________________
                                                                                                 ___________________________________
                                                                                     Date:       ___________________________________

                                                                                     NOTE: Please sign as name appears hereon.
                                                                                     Joint owners should each sign. When signing
                                                                                     as attorney, executor, administrator, trustee
                "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA                          or guardian, please give full title as such.
                PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                     /\ FOLD AND DETACH HERE /\